Exhibit 10.17

PROPETRO HOLDING CORP.

Restricted Stock Unit Grant Notice

ProPetro Holding Corp., a Texas corporation (the “Company”) hereby grants you, Dale Redman (“Grantee”), the number of Restricted Stock Units set forth below (the “Restricted Stock Units” or “RSUs”).  The Restricted Stock Units are subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Appendix A (the “Restricted Stock Unit Agreement”), which is incorporated herein by reference.  Unless otherwise defined herein, capitalized terms shall have the defined meanings ascribed to them in the Restricted Stock Unit Agreement.

Each Restricted Stock Unit represents the right to receive one share of common stock of the Company, par value $0.001 per share (“Common Stock”) in accordance with the Vesting Schedule.  The principal features of this award are as follows:

Date of Grant:	September 30, 2013

Number of RSUs:	43,773,113

Vesting Date:

Subject to the terms of the Restricted Stock Unit Agreement, the RSUs shall vest and the shares of Common Stock subject to the RSUs shall be paid to the Grantee upon a Change in Control, whether or not Grantee is an employee, consultant or director of the Company on such date.

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in the Restricted Stock Unit Agreement.  By your signature below, you hereby agree to accept as final, binding and conclusive all decisions or interpretations of the Board of Directors of the Company on any questions arising under this Grant Notice and the Restricted Stock Unit Agreement.

PROPETRO HOLDING CORP.	GRANTEE

/s/ Jeffrey Smith	/s/ Dale Redman
By: Jeffrey Smith	Dale Redman
Its: Secretary
Date: September 30, 2013	Date: September 30, 2013

APPENDIX A

RESTRICTED STOCK UNIT AGREEMENT

1.                                    Grant.  Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement is attached (this “Agreement”), ProPetro Holding Corp. (the “Company”) has granted to the individual set forth in the Grant Notice (the “Grantee”) an award of the number of Restricted Stock Units set forth in the Grant Notice (the “Restricted Stock Units” or “RSUs”), subject to all of the terms and conditions in this Agreement.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in paragraph 18 of this Agreement.

2.                                    Payment.

(a)                               The Restricted Stock Units entitle the Grantee to receive an equal number of whole shares of Common Stock on the Vesting Date, as set forth in the Grant Notice.

(b)                              If the Grantee ceases to be an employee, consultant or director of the Company prior to the Vesting Date, he shall not forfeit any rights with respect to the unvested RSUs and shall be entitled to receive payment with respect thereto, if any, on the Vesting Date.

(c)                               Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Grantee of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of shares of Common Stock.  Such payment shall be made in cash or a form of consideration acceptable to the Company which may, in the sole discretion of the Board, include (i) cash, (ii) a deduction from other compensation payable to Grantee, (iii) the withholding of shares of Common Stock having a Fair Market Value equal to the statutory minimum withholding obligation or (iv) the tendering by Grantee of shares of Common Stock held by the Grantee for at least six months on the date of surrender and having a Fair Market Value equal to the withholding obligations.  The Company shall not be obligated to deliver any new certificate representing shares of Common Stock to Grantee or Grantee’s legal representative unless and until Grantee or Grantee’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Grantee resulting from the grant of the RSUs or the issuance of shares of Common Stock.

3.                                    Rights as Stockholder.  The Grantee shall not have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares of Common Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee.

4.                                    No Effect on Service.  The Grantee’s service with the Company is subject to the terms of that certain employment agreement entered into on April 17, 2013 by and between the Grantee and the Company (the “Employment Agreement”).  Neither the RSUs nor this Agreement confers upon the Grantee any additional right to continue to be an employee of the Company or any of its subsidiaries or interferes in any way with the rights of the Company or any of its subsidiaries under the Employment Agreement.

5.                                    Grant is Not Transferable.  This grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

6.                                    Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

7.                                    Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares of Common Stock to the Grantee (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

8.                                    Administrative Authority.  The Board will have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent herewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Board in good faith will be final and binding upon Grantee, the Company and all other interested persons.  No member of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

9.                                    Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

10.                            Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

11.                            Transfer Restrictions.

(a)                               Market Standoff Agreement.  Grantee hereby agrees that if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act,

Grantee shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period and these restrictions shall be binding on any transferee of such shares of Common Stock.  Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by the Company or the Managing Underwriter to continue coverage by research analysts in accordance with NASD Rule 2711 or any successor rule.

(b)                              Securities Laws Compliance.  Grantee agrees and acknowledges that Grantee will not transfer in any manner the Common Stock issued pursuant to this Agreement unless (i) the transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder or (ii) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act.

(c)                               Legend.  Any certificate representing the Common Stock issued pursuant to this Agreement shall bear the following legend, in addition to any other legend required by law or otherwise:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, AT THE COMPANY’S OPTION, AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

12.                            Adjustments upon Changes in Capitalization.  Subject to any required action by the Board, the number of RSUs and the number of shares of Common Stock underlying the RSUs shall be proportionally and equitably adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation, stock dividend, amalgamation, spin-off, arrangement or consolidation, combination or reclassification of the shares of Common Stock.  Additionally, in the event of any other increase or decrease in the number of issued shares of Common Stock effected without consideration by the Company, the number of RSUs and the number of shares of Common Stock underlying the RSUs may be adjusted for any increase or decrease in the number of issued shares of Common Stock resulting therefrom.

13.                            Amendment.  The provisions of this Agreement may be amended or waived only by written agreement between the Company and the Grantee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement.  Notwithstanding the foregoing, the Company may amend, terminate or revoke this Agreement in any respect to the extent determined necessary or desirable by the Company in its discretion to comply with the requirements of Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder.  Grantee expressly understands and agrees that no additional consent of Grantee shall be required in connection with such amendment, termination or revocation.

14.                            Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and the RSUs shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, successors and assigns.

15.                            Tax Consequences.  The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

16.                            Investment Representations.  In connection with the grant of RSUs and the issuance of shares of Common Stock under this Agreement, the Grantee represents to the Company the following:

(a)                               The Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the RSUs and any shares of Common Stock issuable thereunder.  The Grantee is acquiring the RSUs and any shares of Common Stock issuable thereunder for investment for the Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Grantee is an “accredited investor” as defined in Regulation D under the Securities Act.

(b)                              The Grantee understands that the RSUs and any shares of Common Stock issuable thereunder have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Grantee’s investment intent as expressed herein.

(c)                               The Grantee further acknowledges and understands that the RSUs and any shares of Common Stock issuable thereunder must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Grantee further acknowledges and understands that the Company is under no obligation to register the RSUs or any shares of Common Stock issuable thereunder.  The Grantee understands that the certificate evidencing any shares of Common Stock issuable pursuant to the RSUs will be imprinted with a legend which prohibits the transfer of the shares of Common Stock unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

17.                            No Impact on other Rights.  This grant of the RSUs is voluntary, the value of which is an extraordinary item of compensation outside the scope of the Grantee’s normal employment and compensation rights, if any.  As such, the RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided  in the plans or agreements governing such compensation.  This grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive any other grant of RSUs or other similar equity based compensation awards in the future.  Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the form of award, number of shares of Common Stock subject to an award, vesting, and exercise provisions, as relevant.

18.                            Definitions.  For purposes of this Agreement, unless the context otherwise requires, the following defined terms shall have the respective meanings set forth below:

(a)                               “Board” means the Board of Directors of the Company.

(b)                              “Change in Control” shall mean (x)(i) a merger or consolidation of the Company with or into any other corporation or other entity or Person, (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, or (iii) any other transaction, including the sale by the Company of new shares of its Common Stock or a transfer of existing shares of Common Stock, the result of which is that a third party that is not an Affiliate of the Company or its shareholders (or a group of third parties not affiliated with the Company or its shareholders) immediately prior to such transaction acquires or holds Common Stock of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “Change in Control”: (A) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold, directly or indirectly, at least a majority of the voting securities in the successor corporation or its parent immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an Affiliate of the Company; (C) an initial public offering of any of the Company’s securities; (D) a reincorporation of the Company solely to change its jurisdiction; or (E) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the Persons who held the Company’s securities immediately before such transaction, provided that (y) if an event or transaction described in (x) constitutes a payment event that provides for the deferral of compensation and is subject to Section 409A of the Code, such transaction or event shall not  be a Change in Control hereunder unless it also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

(c)                               “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto.  Reference to any particular Code section shall include any successor section.

(d)                             “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)                                  the closing price of a share of Common Stock on the principal exchange on which such shares are then trading, if any (or as reported on any composite index which includes such principal exchange), on the most recent trading day prior to such determination date; or

(ii)                              if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for a share of Common Stock on the most recent trading day prior to such determination date as reported by Nasdaq or, if Nasdaq is not then in existence, by its successor quotation system; or

(iii)                          if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the fair market value of a share of Common Stock as determined in good faith by the Board in its sole discretion.

19.                            General Provisions.

(a)                               This Agreement shall be governed by the laws of the State of Texas.  This Agreement represents the entire agreement between the parties with respect to the RSUs and any shares of Common Stock issuable thereunder and may only be modified or amended in writing signed by both parties.

(b)                              Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

(c)                               Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(d)                             The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(e)                               Grantee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.